EXHIBIT (10)(c)
                                                                 ---------------


                                    AGREEMENT

                     This AGREEMENT is entered into this ___ day of _____________, ____ by and between GUILFORD MILLS, INC., a Delaware corporation ("Guilford" or the "Company"), and ________________ (the "Associate").

                              STATEMENT OF PURPOSE

                     The Board of Directors of Guilford has determined that it is in the best interests of the Company and its stockholders for the Company to pay the Associate termination compensation in the event the Associate should leave the employ of the Company under the circumstances described in this Agreement.

                     The Board of Directors recognizes that the possibility of a proposal from a third person, whether solicited by the Company or unsolicited, concerning a possible business combination with the Company, including the acquisition of a substantial share of the equity or voting securities of the Company, is unsettling to the Associate and other key personnel of the Company. This Agreement is being executed and delivered to help assure a continuing dedication by the Associate to his duties to the Company notwithstanding the occurrence of a business combination proposal. In particular, the Board of Directors believes it imperative, should the Company receive proposals from third parties with respect to its future, to enable the Associate, without being influenced by the uncertainties of his own situation, to assess and advise the Board of Directors whether such proposals would be in the best interests of the Company and its stockholders and to enable the Associate to take such other action regarding such proposals as the Board of Directors might determine to be appropriate.

                     NOW, THEREFORE, in view of the foregoing and in further consideration of the Associate's continued dedicated employment with the Company and the availability of the Associate's advice and counsel, and to reward the Associate for his valuable and dedicated service to the Company, should his service be terminated under any of the circumstances described below, and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the Company and the Associate hereby agree as follows:

                     1. EFFECTIVE DATE AND TERM OF AGREEMENT.

                     (a) This Agreement is effective and binding on both parties as of the date hereof. Notwithstanding its present effectiveness, the provisions of Sections 3 and 4 of this Agreement shall become operative only when, as and if there has been a "Change in Control" of the Company. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                     (i) A change in control of the direction and administration of the Company's business of a nature that is reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act



NY2:\852541\05\$9TP05!.DOC\51040.0003                      Executive Management
of 1934, as amended (the "Exchange Act"), as in effect on the date hereof and any successor provision of the regulations under the Exchange Act, whether or not the Company is then subject to such reporting requirement; or

                     (ii) Any "person" (as such term is used In Sections 13(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of Directors; or

                     (iii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a Majority thereof; or

                     (iv) The Company shall cease to meet the listing criteria of the New York Stock Exchange in respect of the number of shares of the Company's Common Stock held by non-affiliates and the number of such stockholders holding one hundred (100) shares or more; or

                     (v) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or

                     (vi) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (ii), (iii) or (iv), above;

provided, however, that none of the foregoing events shall constitute a Change in Control if such event occurs as a result of an agreement or transaction approved by the "Continuing Directors," either before or after the occurrence of such event, and the Continuing Directors in approving such agreement or transaction determine that it is not in the best interests of the Company for such agreement or transaction to constitute a Change in Control for purposes of this Agreement.

                     (b) For purposes of this Agreement, "Continuing Directors" shall mean the directors of the Company in office on the date hereof and any successor to any such director and any additional director who after the date hereof (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (ii) who is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.


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
(c) The Company shall be obligated to provide the payments and benefits referred to in Sections 3 and 4 hereof following, and the provisions of Section 2 hereof shall apply to, a Change in Control of the Company only if such Change in Control shall have occurred, or as a result of efforts for such purposes known to the parties hereto to have commenced, prior to May 31, 2005 (or such later date as the Board shall determine).

                     2. EMPLOYMENT OF ASSOCIATE.

Except as provided in Section 2(b) below, nothing in this Agreement shall affect any right which the Associate may otherwise have to terminate his employment from the Company or a subsidiary of the Company (a "Subsidiary"), nor shall anything in this Agreement affect any right which the Company or any Subsidiary may have to terminate the Associate's employment at any time in any lawful manner, subject to the provision that in the event of termination following a Change in Control, the Company will provide to the Associate the payments and benefits described in Sections 3 and 4 of this Agreement.

                     3. TERMINATION FOLLOWING CHANGE IN CONTROL.

                     (a) If a Change in Control of the Company shall have occurred, the Associate shall be entitled to the benefits provided in Section 4 hereof upon the subsequent termination of his employment within the applicable period set forth in Section 4 hereof following such Change in Control, unless such termination is (i) due to the Associate's death or Retirement, (ii) by the Company or a Subsidiary by reason of the Associate's Disability or for Cause or
(iii) by the Associate other than for Good Reason, as such terms are defined in
Section 3(d) hereof.

                     (b) If the Associate's employment is terminated by reason of his death or Disability during the two (2) years following a Change in Control, the Associate shall be entitled to death or long-term disability benefits, as the case may be, from the Company no less favorable than the most favorable benefits to which he would have been entitled had the death or termination for Disability occurred at any time during the period commencing one year prior to the initiation of actions that resulted in a Change in Control. If prior to any such termination for Disability during the two (2) years following a Change in Control, the Associate fails to perform his duties as a result of incapacity due to physical or mental illness, he shall continue to receive his Base Salary (as hereinafter defined) less any benefits as may be received by him under the Company's or Subsidiary's disability plan until his employment is terminated for Disability, and shall be entitled to the most favorable other benefits applicable under the Company's policies during the period commencing one year prior to the initiation of actions that resulted in the Change in Control.

                     (c) If following a Change in Control, the Associate's employment shall be terminated by the Company for Cause or by the Associate other than for Good Reason during the two (2) years following a Change in Control, the Company shall pay to the Associate his full Base Salary through the


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
Date of Termination at the rate in effect on such Date of Termination and any amounts to be paid to the Associate in accordance with the terms of any deferred compensation or other Associate benefit plan or program, and the Company shall have no further obligations to the Associate under this Agreement.

                     (d) For purposes of this Agreement:

                     (i) An Associate shall have a "Disability" if such Associate is eligible to receive benefits under the applicable Group Long Term Disability Income Plan for Associates or any successor plan thereto; provided, however, that in the event that no such plan is in effect as of the applicable date, "Disability" shall have the meaning ascribed to such term in any long term disability benefit plan of the Company in effect as of the date of the Change in Control.

                     (ii) "Retirement" shall mean that the Associate shall have retired after reaching the normal or early retirement date provided in the Company's Salaried Associate Retirement Profit Sharing Plan or any successor plan thereto (the "Profit Sharing Plan") as in effect on the date of the Change in Control.

                     (iii) "Cause" shall mean:

                     (A) The willful and continued failure by the Associate to perform substantially his duties with the Company (other than any such failure resulting from the Associate's incapacity due to physical or mental illness or any such failure resulting from termination by the Associate for Good Reason) after a written demand for substantial performance is delivered to the Associate by the Board of Directors, which demand specifically identifies the manner in which the Board of Directors believes that the Associate has not substantially performed his duties; or

                     (B) The willful engagement in conduct by the Associate which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

                     (C) Conviction for a felony or other crime punishable by imprisonment for more than one (1) year, or the entering of a plea of nolo contendere thereto.

For purposes of this subsection 3(d)(iii), no act, or failure to act, on the Associate's part shall be considered "willful" unless done, or omitted to be done, by him knowing and with the intent that such action or inaction would not be in the best interests of the Company or otherwise was done or omitted to be done in bad faith.

Notwithstanding any of the foregoing, the Associate shall not be deemed to have been terminated for Cause pursuant to clause (A) or (B) above unless and until there shall have been delivered to the Associate a resolution duly adopted by the affirmative vote of the Board of Directors at a meeting called and held for such purpose (after reasonable notice to the Associate and an opportunity for


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
the Associate, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Associate was guilty of conduct set forth above in clause (A) or (B) and specifying the particulars thereof in detail.

                     (iv) "Good Reason" shall mean:

                     (A) The assignment by the Company or a Subsidiary to the Associate of duties which (i) are inconsistent with, or require travel significantly more time-consuming or extensive than, the Associate's duties and business travel obligations immediately prior to the Change in Control, or (ii) result, without the Associate's express written consent, in a significant reduction in the Associate's authority and responsibility when compared to the highest level of authority and responsibility assigned to the Associate at any time during the six (6) month period prior to the Change in Control; or

                     (B) A reduction by the Company or a Subsidiary of the Associate's Base Salary as the same may be increased from time to time hereafter; or

                     (C) A change of the Associate's assigned site location as of the date of the Change of Control ("Original Site") to another site location which is at least 50 miles from the Original Site without the Associate's consent, or in the event of any such relocation of the Associate with his consent, the failure by the Company to pay (or reimburse the Associate for) all reasonable moving expenses incurred by the Associate and relating to a change of his principal residence, and to indemnify the Associate against any loss realized by the Associate and/or the Associate's spouse in the sale of the Associate's principal residence in connection with any such change of residence, all to the effect that the Associate shall incur no loss on an after-tax basis; or

                     (D) The failure by the Company to continue to provide the Associate with substantially the same level of retirement and welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) and perquisites (including participation on a comparable basis in the Company's Profit Sharing Plan, retirement plans, stock option plans, incentive plans, life insurance plans (including pre- and post-retirement plans), medical, health, accident, disability and other plans in which associates of the Company of comparable title and salary grade participate) as were provided to the Associate immediately prior to such Change in Control, or with a package of retirement and welfare benefits and perquisites that, though one or more such benefits or perquisites may vary from those provided before such Change in Control, is substantially comparable in all material respects when taken as a whole to such retirement and welfare benefits and perquisites provided prior to the Change in Control; or

                     (E) The failure by the Company to provide continued participation in an annual cash bonus plan pursuant to which, if applicable


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
corporate and/or individual performance criteria are satisfied, the Associate would receive an annual bonus in an amount equal to the product of (x) his or her annual base salary and (y) a bonus percentage; provided, however, that such performance criteria used in calculating the amount of an annual bonus shall be selected and determined in a manner substantially consistent with the method of establishing such targets immediately prior to the Change in Control and the bonus percentage shall be no less than that percentage used in determining the amount of the Associate's targeted bonus immediately prior to the Change in Control, or

                     (F) The failure by the Company to perform its obligations under any Company employee benefit agreements entered into between the Company and the Associate; or

                     (G) The failure by the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in Section 5(d) hereof; or

                     (H) Any purported termination of the Associate's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(e) hereof.

                     (v) "Base Salary" shall mean the annual base salary paid to the Associate immediately prior to the Change in Control of the Company (provided that such amount shall in no event be less than the annual base salary paid to the Associate during the one (1) year period immediately prior to the Change in Control).

                     (e) Any purported termination of employment by the Company by reason of the Associate's Disability or for Cause, or by the Associate for Good Reason, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Associate or by the Company or a Subsidiary, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement; provided, however, that the Associate shall not be entitled to give a Notice of Termination that he is terminating his employment with the Company or a Subsidiary for Good Reason after the expiration of six (6) months following the last to occur of the events alleged by him to constitute Good Reason.

                     (f) For purposes of this Agreement, "Date of Termination" shall mean (i) if the Associate's employment is terminated for Disability, thirty (30) days after the Notice of Termination is given (provided that the Associate shall not have returned to the full-time performance of his duties during such thirty (30) day period) and (ii) if the Associate's employment is terminated for Cause or Good Reason, the date specified in the Notice of Termination, which shall be not more than ninety (90) days after such Notice of Termination is given. If within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute (as hereinafter defined) exists, the parties agree to


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
pursue promptly the resolution of such Dispute with reasonable diligence. Pending the resolution of any such Dispute, the Company or a Subsidiary shall make the payments and provide the benefits provided for in Section 4, hereof to the Associate. In the event that it is finally determined, either by mutual written agreement of the parties or, by a binding arbitration award (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected), that a challenged termination by the Company or a Subsidiary by reason of the Associate's Disability or for Cause was justified, or that a challenged termination by the Associate for Good Reason was not justified, then all sums paid by the Company or a Subsidiary to the Associate from the Date of Termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this Section 3(f) shall be repaid promptly by the Associate to the Company or a Subsidiary, with interest at the base rate charged from time to time by Bank of America in Charlotte, North Carolina. In the event that it is finally determined that a challenged termination by the Company or a Subsidiary by reason of the Associate's Disability or for Cause was not justified, or that a challenged termination by the Associate for Good Reason was justified, then the Associate shall be entitled to retain all sums paid to the Associate pending resolution of the Dispute.

                     (g) For purposes of this Agreement, "Dispute" shall mean
(i) in the case of the Associate's termination as an Associate with the Company or a Subsidiary for Disability or Cause, that the Associate challenges the existence of Disability or Cause and (ii) in the case of the Associate's termination as an Associate with the Company or a Subsidiary by the Associate for Good Reason, that the Company or a Subsidiary challenges the existence of Good Reason.

                     4. PAYMENTS UPON TERMINATION.

                     If within two (2) years after a Change in Control of the Company, the Company or a Subsidiary shall terminate the Associate's employment other than by reason of the Associate's death, Disability, Retirement or for Cause or if the Associate shall terminate his employment for Good Reason then, subject, in each case to Section 4(g) hereof,

                     (a) The Company or a Subsidiary will pay to the Associate as compensation for services rendered, not later than the fifth business day following completion of the "Parachute Procedure" (as hereinafter defined), the Associate's Base Salary through the Date of Termination and any bonus theretofore granted to the Associate but not yet paid and a lump sum severance payment (subject to any applicable payroll or other taxes and charges required to be withheld computed at the rate for supplemental payments) equal to three
(3) times the sum of the following: (i) the Associate's Base Salary; (ii) the amount of the Associate's last annual bonus prior to the Change in Control (whether or not such bonus was paid in respect of the Company's last completed fiscal year); (iii) the amount last contributed prior to the Change in Control to the account of the Associate under the Profit Sharing Plan (or any successor plan thereto) (whether or not such amount was paid in respect of the Company's last completed fiscal year); (iv) the amount last contributed prior to the


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Change in Control to the account of the Associate under the Company's Employee
Stock Ownership Plan or any plan, including any 401(k) plan, instituted by the Company in lieu of the Employee Stock Ownership Plan (whether or not such amount was paid in respect of the Company's last completed fiscal year), the value of any shares of Company Common Stock contributed thereunder being determined by calculating the average of the closing price for such shares on the New York Stock Exchange for the ten trading days preceding the Change in Control and (v) the amount last contributed prior to the Change in Control to the account of the Associate under the Company's excess benefit plan (whether or not such amount was paid in respect of the Company's last completed fiscal year).

                     (b) During the period from the Change in Control to the earlier of the remaining term of the option or the date one (1) year from the Date of Termination, the Associate, his personal representative or heirs shall have the right either (i) to exercise all outstanding Options previously granted to the Associate by the Company, any successor to the Company or any acquiror of the Company, including shares as to which such options would not otherwise then be exercisable, or (ii) to require the Company, any successor to the Company or any acquiror of the Company, upon written request, to purchase all such options at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options exceeds the aggregate option price for such shares. For purposes of this Agreement, the term "fair market value" shall mean the highest consideration per share paid to the Company's stockholders in connection with the transactions resulting in the Change in Control; provided, however, that if no such consideration were paid in connection with the Change in Control, the term "fair market value" shall mean the last reported sale price on the date of the Change in Control (or, if there is no reported sale on such date, the last preceding date on which any reported sale occurred) of one share of the Company's common stock, par value $0.02 per share (the "Common Stock"), on the principal exchange or the over-the-counter securities market, including The New York Stock Exchange, on which such shares are then listed for trading, as the case may be, or if the shares are no longer listed for trading on any exchange or on The New York Stock, the fair market value on such date of one share of Common Stock as the Company's Board of Directors shall determine.

                     (c) Any participant in the Company's Senior Managers' Supplemental Retirement Plan ("SERP") will become fully vested in such plan and be credited with the number of years of service the participant would have as of his or her normal retirement date under the SERP.

                     (d) Any awards previously made to the Associate under any incentive compensation plans (including any equity-based plans) of the Company or any Subsidiary which are vested in accordance with the applicable terms of such plans and any related agreements but not previously paid shall be paid as soon as reasonably practicable thereafter; and


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                     (e) The Associate's participation as of the Date of
Termination (and that of the Associate's dependents) in the life, health, accident and disability and insurance plans of the Company shall be continued (or equivalent benefits provided) until the earlier of (i) the Associate's commencement of full-time substantially equivalent employment with a new employer or (ii) thirty-six (36) months after the Date of Termination, unless there are five (5) or fewer years remaining from the Date of Termination until the Associate attains the age of 65, in which event the Associate's participation in such plans shall be continued for the number of years (including partial years) remaining until the Associate attains the age of 65 or, if earlier, the Associate's commencement of full-time substantially equivalent employment with a new employer. In the event the Associate shall die before the expiration of the period during which the Company is required to continue the Associate's participation in such insurance plans pursuant to the provisions thereof, the participation of the Associate's surviving spouse and family in the Company's dependent life and health insurance plans shall continue throughout such period; and

                     (f) The Company shall pay all reasonable expenses incurred by the Associate in connection with the Associate obtaining full-time employment with a new employer, including costs associated with retaining professional counseling, employment search firms and such other reasonable services as the Associate deems appropriate; and

                     (g) Loans from the Company to the Associate made prior to the Change in Control shall not accelerate and become due prior to the original maturity date, for any reason, notwithstanding any terms of such loan, at any time during the one (1) period after the Date of Termination and may be extended with written consent of the Company beyond such date; provided, however, that if loans were made to facilitate the purchase of any property by the Associate and the Associate shall dispose of such property, the Associate shall, within thirty
(30) days after such disposition make a mandatory prepayment of such loan equal to the lesser of (i) the aggregate proceeds of such disposition received by the Associate or (ii) the outstanding principal amount of, and accrued interest on, such loan and; provided, further, that interest on any loan that is extended pursuant to this Section 4(g) during the period of such extension shall be such that no deemed interest or original issue discount shall arise under Section 7872 of the Internal Revenue Code of 1986, as the same may be amended (the "Code"), as a result of such extension;

                     (h) (i) Notwithstanding anything to the contrary contained herein, in the event that any portion of the aggregate payments and benefits (the "Total Payments") received or to be received by the Associate, whether paid or payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, a Subsidiary or any other person or entity, would not be deductible in whole or in part by the Company, a Subsidiary or by such other person or entity in the calculation of its federal income tax by reason of Section 280G of the Code, the Total Payments payable shall be reduced until no portion of the Total Payments would fail to be deductible by reason of being an "excess parachute payment."


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                     (ii) No payments shall be made pursuant to this Section 4
until the procedure described in this Section 4(h)(ii) is completed (the "Parachute Procedure"). The Company shall cause its independent auditors to deliver to the Associate, within fifteen (15) days after the Date of Termination, a statement which shall indicate whether payment to the Associate of the Total Payments would cause any portion of the Total Payment not to be deductible in whole or in part in the calculation of Federal income tax by reason of Section 280G of the Code. Such statement shall set forth the value, calculated in accordance with the principles of Section 280G of the Code and any temporary or final regulations promulgated thereunder, of any non-cash benefits or any deferred or contingent payment or benefit payable pursuant to the terms of this Agreement or any other plan, arrangement or benefit, together with sufficient information to enable the Associate to determine the payments that may be made to the Associate without resulting in a loss of deduction under
Section 280G of the Code. The Company warrants to the Associate the accuracy of all information and calculations supplied to the Associate in such statement. If such statement indicates that payment of the Total Payments would result in a loss of a deduction by reason of Section 280G of the Code, the Associate shall, within thirty (30) days after receipt of the statement, deliver to the Company a statement indicating which of the payments and benefits specified in such auditor's statement the Associate elects to receive; provided, however, that the payments and benefits selected by the Associate shall not result in a loss of deduction under Section 280G of the Code. Delivery of the statement by the Associate to the Company shall constitute completion of the Parachute Procedure; and

                     (i) The Company shall contest any improper assessment of an excise or other tax imposed as a result of determination that an "excess parachute payment" has been made to the Associate within the meaning of Section 280G of the Code. If it is established pursuant to a final determination of a court of competent jurisdiction or an Internal Revenue Service proceeding that an "excess parachute payment" does in fact exist within the meaning of Section 280G of the Code, then the Associate shall pay to the Company, upon demand, an amount not to exceed the sum of (i) the excess of the aggregate Total Payments over the aggregate Total Payments that would have been paid without any portion of such payment being deemed an "excess parachute payment" within the meaning of
Section 280G of the Code and (ii) interest on the amount set forth in clause (i) above at the applicable federal rate specified in Section 1274(d) of the Code from the date of receipt by the Associate of such excess until the date of such repayment.

                     5. GENERAL.

                     (a) The Associate shall retain in confidence any proprietary or other confidential information known to him concerning the Company and its business (including any Subsidiary and its business) so long as such information is not publicly disclosed and disclosure is not required by an order of any governmental body or court. If requested, the Associate shall return to the Company any memoranda, documents or other materials proprietary to the Company.


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                     (b) If arbitration shall be brought to enforce or interpret any provision contained herein, the Company shall indemnify the Associate for his fees and disbursements incurred in connection therewith and pay prejudgment interest on any money award obtained by the Associate calculated at the prime rate of interest in effect from time to time at Bank of America, Charlotte, North Carolina, from the date that payment should have been made under this Agreement; provided, however, that the Associate shall not have been found by the court to have had no cause in bringing the action, or to have acted in bad faith, which finding must be final with the time to appeal therefrom having expired and no appeal having been taken.

                     (c) Subject to the terms hereof, the Company's obligation to pay the Associate the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set off, counterclaim, recoupment, defense or other right which the Company may have against the Associate or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except expressly provided herein, the Company waives all rights it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from the Associate or any person entitled thereto. The Associate shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.

                     (d) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement required by this Section 5(d), or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                     (e) This Agreement shall inure to the benefit of and be enforceable by the Associate's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Associate should die while any amounts would still be payable to the Associate hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Associate's devisee, legatee or other designor or, if there be no such designee, to the Associate's estate.

                     (f) For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by (i) United States registered


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mail, return receipt requested, postage prepaid, (ii) overnight courier service or (iii) facsimile addressed as follows:

                     If to the Associate, to the address stated in the Company's records for such Associate.


                           If to the Company:

                           Guilford Mills, Inc.
                           4925 West Market Street
                           Greensboro, NC  27407
                           Attn:  Law Department
                           Fax: (336) 316-4057


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                     (g) This Agreement shall constitute the entire agreement between the Associate and the Company concerning the Associate's termination subsequent to a Change in Control as provided herein, of Associate's employment, and performance of its obligations hereunder by the Company shall constitute full settlement and release of any claim or cause of action, of whatever nature, which the Associate might otherwise assert or claim against the Company or any of its directors, stockholders, officers or associates on account of such termination, however, this Agreement is in addition to and not in lieu of any other plan providing for payments to or benefits for the Associate or any agreement now existing or which hereafter may be entered into between the Company and the Associate. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Associate and an authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other patty hereto of compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provision or condition at such same or at any prior or subsequent time. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the provisions, principles, or policies thereof relating to choice or conflict of laws.

                     (h) The invalidity or unenforceability of any provision of this Agreement in any circumstance shall not affect the validity or enforceability of such provision in any other circumstance or the validity or enforceability of any other provision of this Agreement and, except to the extent such provision is invalid or unenforceable, this Agreement shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective


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
only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                     (i) Except as otherwise explicitly provided herein, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Unless otherwise agreed to by the Company, any such arbitration shall take place in Guilford county, North Carolina. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Associate shall be entitled to seek specific performance of his right to be paid as provided in this Agreement in the event of any Dispute.

                     (j) The masculine or neuter gender shall include the feminine gender. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     (k) Anything herein to the contrary notwithstanding, the Associate shall not be entitled to any benefits or payments under this Agreement if a Change in Control of the Company occurs after the Associate has ceased to be a full-time Associate of the Company.


                         [SIGNATURES BEGIN ON NEXT PAGE]






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                     IN WITNESS WHEREOF, the parties have executed this
Agreement on the day and year first above written.




GUILFORD MILLS, INC.                               ASSOCIATE

By:
    ----------------------------------             -----------------------------
    Name:                                          Signature
    Title:


                                                   -----------------------------
                                                   Type or Print Name











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